Clearway Energy, Inc. Reports Second Quarter 2025 Financial Results

•Repowering program advancing with Goat Mountain commercialized for 2027 and Mt. Storm on track
•Sponsor-enabled growth advancing with 2025/2026 COD program now over 1.6 GW including new offer from Clearway Group to invest in 291 MW Western states storage portfolio
•Third party acquisitions also continuing with closing of previously announced Catalina Solar project
•Updating 2025 financial guidance range to reflect FY2025 contribution from closed 3rd party acquisitions
•Increasing the quarterly dividend by 1.6% to $0.4456 per share in the third quarter of 2025, or $1.7824 per share annualized

PRINCETON, NJ — August 5, 2025— Clearway Energy, Inc. (NYSE: CWEN, CWEN.A) today reported second quarter 2025 financial results, including Net Income of $12 million, Adjusted EBITDA of $343 million, Cash from Operating Activities of $191 million, and Cash Available for Distribution (CAFD) of $152 million.

"During the first half of this year, we made strong progress towards our near-term and long-term growth goals – demonstrating how our multiple growth pathways reinforce each other as we accelerate accretive growth into the future. We have increased the bottom-end of our 2025 guidance range to account for contributions expected this year from all recently closed acquisitions, while sound planning and execution has kept all sponsor-enabled committed growth investments on schedule. Looking further out, we further crystallized visibility into our 2027 growth objectives, including through today’s announced drop-down offer to invest in a contracted storage portfolio. Collectively, our growth pathways have put us in a position to increase our 2027 CAFD per share target range to $2.50 to $2.70, with building blocks including our wind repowering campaign and highly resilient sponsor development pipeline providing the foundation for growth beyond 2027,” said Craig Cornelius, Clearway Energy, Inc.’s President and Chief Executive Officer.

Adjusted EBITDA and Cash Available for Distribution used in this press release are non-GAAP measures and are explained in greater detail under “Non-GAAP Financial Information” below.

Overview of Financial and Operating Results

Segment Results

Table 1: Net Income/(Loss)

($ millions)	Three Months Ended		Six Months Ended
Segment	6/30/25	6/30/24	6/30/25	6/30/24
Flexible Generation	(11)	9	(9)	25
Renewables & Storage	63	38	(7)	(6)
Corporate	(40)	(43)	(76)	(61)
Net Income/(Loss)	$12	$4	$(92)	$(42)

Table 2: Adjusted EBITDA

($ millions)	Three Months Ended		Six Months Ended
Segment	6/30/25	6/30/24	6/30/25	6/30/24
Flexible Generation	52	57	96	108
Renewables & Storage	300	306	519	475
Corporate	(9)	(10)	(20)	(19)
Adjusted EBITDA	$343	$353	$595	$564

Table 3: Cash from Operating Activities and Cash Available for Distribution (CAFD)

	Three Months Ended		Six Months Ended
($ millions)	6/30/25	6/30/24	6/30/25	6/30/24
Cash from Operating Activities	$191	$196	$286	$277
Cash Available for Distribution (CAFD)	$152	$187	$229	$239

For the second quarter of 2025, the Company reported Net Income of $12 million, Adjusted EBITDA of $343 million, Cash from Operating Activities of $191 million, and CAFD of $152 million. Net Income increased versus 2024 primarily due to lower tax expenses. Adjusted EBITDA results in the second quarter were lower than 2024 due to lower renewable production primarily at certain wind facilities and lower energy margin for the Flexible Generation facilities due to lower pricing and milder weather, partially offset by the contribution of growth investments. CAFD results in the second quarter of 2025 were lower than 2024 primarily due to lower EBITDA and higher project-level debt service, which was driven in part by timing.

Operational Performance

Table 4: Selected Operating Results1

(MWh in thousands)	Three Months Ended		Six Months Ended
	6/30/25	6/30/24	6/30/25	6/30/24
Flexible Generation Equivalent Availability Factor	95.0%	97.1%	92.2%	91.7%
Solar MWh generated/sold	2,650	2,613	4,388	4,056
Wind MWh generated/sold	2,941	2,947	5,684	5,466
Renewables & Storage generated/sold[2]	5,591	5,560	10,072	9,522

In the second quarter of 2025, availability at the Flexible Generation segment was lower than the second quarter of 2024 primarily due to outages at certain facilities. Generation in the Renewables & Storage segment during the second quarter of 2025 was 1% higher than the second quarter of 2024 primarily due to the contribution of growth investments partially offset by lower wind resource at certain facilities.

Liquidity and Capital Resources

Table 5: Liquidity

($ millions)	6/30/2025	12/31/2024
Cash and Cash Equivalents:
Clearway Energy, Inc. and Clearway Energy LLC, excluding subsidiaries	$46	$138
Subsidiaries	214	194
Restricted Cash:
Operating accounts	112	184
Reserves, including debt service, distributions, performance obligations and other reserves	414	217
Total Cash, Cash Equivalents and Restricted Cash	786	733
Revolving credit facility availability	512	597
Total Liquidity	$1,298	$1,330

Total liquidity as of June 30, 2025, was $1,298 million, which was $32 million lower than as of December 31, 2024, primarily due to the execution of growth investments.

As of June 30, 2025, the Company's liquidity included $526 million of restricted cash. Restricted cash consists primarily of funds to satisfy the requirements of certain debt arrangements and funds held within the Company’s projects that are restricted in their use. As of June 30, 2025, these restricted funds were comprised of $112 million designated to fund
1 Excludes equity method investments
2 Generation sold excludes MWh that are reimbursable for economic curtailment operating expenses, approximately $176 million designated for current debt service payments, and $83 million of reserves for debt service, performance obligations and other items including capital expenditures. The remaining $155 million is held in distribution reserve accounts.

As of June 30, 2025, the Company had $112 million in outstanding borrowings under its revolving credit facility, and on July 11, 2025, the Company borrowed an additional $123 million under the facility, primarily to support the acquisition of Catalina on July 16, 2025.

Potential future sources of liquidity include excess operating cash flow, availability under the revolving credit facility, asset dispositions, and, subject to market conditions, new corporate debt and equity financings.

Growth Investments and Strategic Announcements

Goat Mountain Potential Repowering Update

During the third quarter of 2025, Goat Mountain, a wind project located in Sterling, Texas, signed a 15-year PPA with a new hyperscaler customer to underpin a repowering targeted in 2027. Additionally, the project has finalized a capacity reservation agreement for a turbine order with a major OEM and entered into a development service agreement with Clearway Group to manage the repowering. The Company will potentially invest approximately $200 million in long-term corporate capital, subject to closing adjustments, and the investment decision to repower the project is subject to negotiation both with Clearway Group, and the review and approval by the Company’s Independent Directors.

Rosamond South II and Spindle Storage Portfolio

On July 18, 2025, Clearway Group offered the Company the opportunity to enter into partnership arrangements to own cash equity interests in a portfolio of 291 MW of storage projects located in California and Colorado that are expected to reach commercial operations in 2026. The potential corporate capital commitment for the investment is expected to be approximately $65 million. The investment is subject to negotiation both with Clearway Group, and the review and approval by the Company’s Independent Directors.

3rd Party Acquisition of Operational Solar Project (Catalina)

On July 16, 2025, the Company, acquired Catalina Solar Lessee Holdco LLC, which leases and operates Catalina, a 109 MW solar facility located in Kern County, California, from a third-party for approximately $127 million. Catalina reached commercial operations in 2013 and has a PPA with an investment-grade utility through 2038. The Company estimates that its net corporate capital investment in Catalina will be $122 million.

Quarterly Dividend

On August 4, 2025, Clearway Energy, Inc.’s Board of Directors declared a quarterly dividend on Class A and Class C common stock of $0.4456 per share payable on September 16, 2025, to stockholders of record as of September 2, 2025.
Seasonality

Clearway Energy, Inc.’s quarterly operating results are impacted by seasonal factors, as well as weather variability which can impact renewable energy resource throughout the year. Most of the Company's revenues are generated from the months of May through September, as contracted pricing and renewable resources are at their highest levels in the Company’s portfolio. Factors driving the fluctuation in Net Income, Adjusted EBITDA, Cash from Operating Activities, and CAFD include the following:

•Higher summer capacity and energy prices from flexible generation assets;
•Higher solar insolation during the summer months;
•Higher wind resources during the spring and summer months;
•Renewable energy resource throughout the year
•Debt service payments which are made either quarterly or semi-annually;
•Timing of maintenance capital expenditures and the impact of both unforced and forced outages; and

•Timing of distributions from unconsolidated affiliates

The Company takes into consideration the timing of these factors to ensure sufficient funds are available for distributions and operating activities on a quarterly basis.

Financial Guidance

The Company is updating its 2025 full year CAFD guidance to a range of $405 million to $440 million based on the execution of third-party acquisitions. The midpoint of the 2025 financial guidance range is based on median renewable energy production estimates for the full year, while the range reflects a range of potential distributions of outcomes on resource and performance in the fiscal year. The guidance range also factors in completing committed growth investments on currently forecasted schedules.

Earnings Conference Call

On August 5, 2025, Clearway Energy, Inc. will host a conference call at 5:00 p.m. Eastern to discuss these results. Investors, the news media and others may access the live webcast of the conference call and accompanying presentation materials by logging on to Clearway Energy, Inc.’s website at http://www.clearwayenergy.com and clicking on “Presentations & Webcasts” under “Investor Relations.”

About Clearway Energy, Inc.

Clearway Energy, Inc. is one of the largest owners of clean energy generation assets in the US and is leading the transition to a world powered by clean energy. Our portfolio comprises approximately 12 GW of gross capacity in 27 states, including 9.2 GW of wind, solar, and energy storage and over 2.8 GW of dispatchable power generation providing critical grid reliability services. Through our diversified and primarily contracted clean energy portfolio, Clearway Energy endeavors to provide our investors with stable and growing dividend income. Clearway Energy, Inc.’s Class C and Class A common stock are traded on the New York Stock Exchange under the symbols CWEN and CWEN.A, respectively. Clearway Energy, Inc. is sponsored by our controlling investor, Clearway Energy Group LLC. For more information, visit investor.clearwayenergy.com.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, and typically can be identified by the use of words such as “expect,” “estimate,” "target," “anticipate,” “forecast,” “plan,” “outlook,” “believe” and similar terms. Such forward-looking statements include, but are not limited to, statements regarding, Clearway Energy, Inc.’s (the “Company’s”) dividend expectations and its operations, its facilities and its financial results, statements regarding the likelihood, terms, timing and/or consummation of the transactions described above, the potential benefits, opportunities, and results with respect to the transactions, including the Company’s future relationship and arrangements with Global Infrastructure Partners, TotalEnergies, and Clearway Energy Group (collectively and together with their affiliates, “Related Persons”), as well as the Company's Net Income, Adjusted EBITDA, Cash from Operating Activities, Cash Available for Distribution, the Company’s future revenues, income, indebtedness, capital structure, strategy, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

Although the Company believes that the expectations are reasonable at this time, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, the Company's ability to maintain and grow its quarterly dividend, impacts related to COVID-19 (including any variant of the virus) or any other pandemic, risks relating to the Company's relationships with its sponsors, the failure to identify, execute or successfully implement acquisitions or dispositions (including receipt of third party consents and regulatory approvals), risks related to the Company's ability to acquire assets, including risks that offered or committed transactions from Related Persons may not be approved, on the terms proposed or otherwise, by the Corporate Governance, Conflicts, and Nominating Committee of the Company’s Board of Directors (the “GCN”), or if approved, timely consummated; from its sponsors, the Company’s ability to borrow additional funds and access capital markets due to its indebtedness, corporate structure, market conditions or otherwise, hazards customary in the power industry, weather conditions, including wind and solar performance, the Company’s ability to operate its businesses efficiently, manage maintenance capital expenditures and costs effectively, and generate earnings and cash flows from its asset-based businesses in relation to its debt and other obligations, the willingness and ability of counterparties to the Company’s offtake agreements to fulfill their obligations under such agreements, the Company's ability to enter into new contracts as existing contracts expire, changes in government regulations, operating and financial restrictions placed on the Company that are contained in the project-level debt facilities and other agreements of the Company and its subsidiaries, and cyber terrorism and inadequate cybersecurity. Furthermore, any dividends are subject to available capital, market conditions, and compliance with associated laws and regulations.

In addition, this release contains reference to certain offered and committed transactions with Related Persons, which transactions are subject to the review, negotiation and approval of the GCN. Transactions referred to as “offered” (or any variation thereof) have been presented to the Company by the Related Persons, but the terms remain subject to review and negotiation by the GCN. Transactions may have been recently offered or undergone more extensive negotiations. Unless otherwise noted, no assumptions should be made with respect to the stage of negotiation of an offered transaction, nor should any assumptions be made that any offered transaction will be approved, committed or ultimately consummated on the terms described herein. Transactions referred to as “committed” or “signed” (or any variation thereof) represent transactions which have been approved by the GCN and for which definitive agreements have been delivered; however, such transactions have not yet been consummated and remain subject to various risks and uncertainties (including financing, third party consents and arrangements and regulatory approvals). The Company provides information regarding offered and committed transactions believing that such information is useful to an understanding of the Company’s business and operations; however, given the uncertainty of such transactions, undue reliance should not be placed on any expectations regarding such transactions and the Company can give no assurance that such expectations will prove to be correct, as actual results may vary materially.

The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Cash Available for Distribution are estimates as of today’s date, August 5, 2025, and are based on assumptions believed to be reasonable as of this date. The Company expressly disclaims any current intention to update such guidance. The foregoing review of factors that could cause The Company's actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect The Company's future results included in The Company's filings with the Securities and Exchange Commission at www.sec.gov. In addition, The Company makes available free of charge at www.clearwayenergy.com, copies of materials it files with, or furnishes to, the Securities and Exchange Commission.

# # #
Contacts:

Investors:                Media:
    Akil Marsh                Zadie Oleksiw
    investor.relations@clearwayenergy.com    media@clearwayenergy.com
    609-608-1500                202-836-5754

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(In millions, except per share amounts)	2025	2024	2025	2024
Operating Revenues
Total operating revenues	$392	$366	$690	$629
Operating Costs and Expenses
Cost of operations, exclusive of depreciation, amortization and accretion shown separately below	131	117	253	243
Depreciation, amortization and accretion	163	153	326	307
General and administrative	11	9	21	20
Transaction and integration costs	2	3	5	4
Total operating costs and expenses	307	282	605	574
Operating Income	85	84	85	55
Other Income (Expense)
Equity in earnings of unconsolidated affiliates	7	8	12	20
Other income, net	8	12	15	28
Loss on debt extinguishment	—	(2)	—	(3)
Interest expense	(83)	(88)	(199)	(145)
Total other expense, net	(68)	(70)	(172)	(100)
Income (Loss) Before Income Taxes	17	14	(87)	(45)
Income tax expense (benefit)	5	10	5	(3)
Net Income (Loss)	12	4	(92)	(42)
Less: Net loss attributable to noncontrolling interests and redeemable noncontrolling interests	(21)	(47)	(129)	(91)
Net Income Attributable to Clearway Energy, Inc.	$33	$51	$37	$49
Earnings Per Share Attributable to Clearway Energy, Inc. Class A and Class C Common Stockholders
Weighted average number of Class A common shares outstanding - basic and diluted	35	35	35	35
Weighted average number of Class C common shares outstanding - basic and diluted	83	82	83	82
Earnings Per Weighted Average Class A and Class C Common Share - Basic and Diluted	$0.28	$0.43	$0.31	$0.41
Dividends Per Class A Common Share	$0.4384	$0.4102	$0.8696	$0.8135
Dividends Per Class C Common Share	$0.4384	$0.4102	$0.8696	$0.8135

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(In millions)	2025	2024	2025	2024
Net Income (Loss)	$12	$4	$(92)	(42)
Other Comprehensive (Loss) Income
Unrealized (loss) gain on derivatives and changes in accumulated OCI, net of income tax benefit of $(4), $—, $(5) and $—	(13)	1	(18)	—
Other comprehensive (loss) income	(13)	1	(18)	—
Comprehensive (Loss) Income	(1)	5	(110)	(42)
Less: Comprehensive loss attributable to noncontrolling interests and redeemable noncontrolling interests	(30)	(46)	(141)	(89)
Comprehensive Income Attributable to Clearway Energy, Inc.	$29	$51	$31	$47

CLEARWAY ENERGY, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In millions, except shares)	June 30, 2025	December 31, 2024
ASSETS	(Unaudited)
Current Assets
Cash and cash equivalents	$260	$332
Restricted cash	526	401
Accounts receivable — trade	232	164
Accounts receivable — affiliates	1	—
Inventory	70	64
Derivative instruments	25	39
Prepayments and other current assets	73	67
Total current assets	1,187	1,067
Property, plant and equipment, net	11,385	9,944
Other Assets
Equity investments in affiliates	297	309
Intangible assets for power purchase agreements, net	2,215	2,125
Other intangible assets, net	65	68
Derivative instruments	109	136
Right-of-use assets, net	606	547
Other non-current assets	169	133
Total other assets	3,461	3,318
Total Assets	$16,033	$14,329
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$460	$430
Accounts payable — trade	159	82
Accounts payable — affiliates	41	31
Derivative instruments	62	56
Accrued interest expense	52	53
Accrued expenses and other current liabilities	60	66
Total current liabilities	834	718
Other Liabilities
Long-term debt	8,251	6,750
Deferred income taxes	42	89
Derivative instruments	324	315
Long-term lease liabilities	635	569
Other non-current liabilities	367	324
Total other liabilities	9,619	8,047
Total Liabilities	10,453	8,765
Redeemable noncontrolling interest in subsidiaries	38	—
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $0.01 par value; 10,000,000 shares authorized; none issued	—	—
Class A, Class B, Class C and Class D common stock, $0.01 par value; 3,000,000,000 shares authorized (Class A 500,000,000, Class B 500,000,000, Class C 1,000,000,000, Class D 1,000,000,000); 202,185,894 shares issued and outstanding (Class A 34,613,853, Class B 42,738,750, Class C 83,257,149, Class D 41,576,142) at June 30, 2025 and 202,147,579 shares issued and outstanding (Class A 34,613,853, Class B 42,738,750, Class C 82,833,226, Class D 41,961,750) at December 31, 2024	1	1
Additional paid-in capital	1,670	1,805
Retained earnings	188	254
Accumulated other comprehensive (loss) income	(10)	3
Noncontrolling interest	3,693	3,501
Total Stockholders’ Equity	5,542	5,564
Total Liabilities and Stockholders’ Equity	$16,033	$14,329

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six months ended June 30,
(In millions)	2025	2024
Cash Flows from Operating Activities
Net Loss	$(92)	$(42)
Adjustments to reconcile net loss to net cash provided by operating activities:
Equity in earnings of unconsolidated affiliates	(12)	(20)
Distributions from unconsolidated affiliates	13	15
Depreciation, amortization and accretion	326	307
Amortization of financing costs and debt discounts	7	7
Amortization of intangibles	88	91
Loss on debt extinguishment	—	3
Reduction in carrying amount of right-of-use assets	8	8
Changes in deferred income taxes	2	(1)
Changes in derivative instruments and amortization of accumulated OCI	22	49
Changes in other working capital	(76)	(140)
Net Cash Provided by Operating Activities	286	277
Cash Flows from Investing Activities
Acquisitions	(211)	—
Acquisition of Drop Down Assets, net of cash acquired	(77)	(671)
Capital expenditures	(132)	(202)
Return of investment from unconsolidated affiliates	10	35
Decrease in note receivable - affiliate	—	184
Other	12	7
Net Cash Used in Investing Activities	(398)	(647)
Cash Flows from Financing Activities
Contributions from noncontrolling interests, net of distributions	380	1,399
Payments of dividends and distributions	(176)	(164)
Pro-rata distributions to CEG	(7)	—
Proceeds from the revolving credit facility	112	—
Proceeds from the issuance of long-term debt	362	236
Payments of debt issuance costs	(7)	(4)
Payments for long-term debt	(498)	(1,577)
Other	(1)	(1)
Net Cash Provided by (Used in) Financing Activities	165	(111)
Net Increase (Decrease) in Cash, Cash Equivalents and Restricted Cash	53	(481)
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	733	1,051
Cash, Cash Equivalents and Restricted Cash at End of Period	$786	$570

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
For the Six Months Ended June 30, 2025
(Unaudited)

(In millions)	Preferred Stock	Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Noncontrolling Interest	Total Stockholders’ Equity
Balances at December 31, 2024	$—	$1	$1,805	$254	$3	$3,501	$5,564
Net income (loss)	—	—	—	4	—	(108)	(104)
Unrealized loss on derivatives and changes in accumulated OCI, net of tax	—	—	—	—	(2)	(3)	(5)
Distributions to CEG, net of contributions, cash	—	—	—	—	—	(2)	(2)
Contributions from noncontrolling interests, net of distributions, cash	—	—	—	—	—	51	51
Distributions to noncontrolling interests, non-cash	—	—	—	—	—	(4)	(4)
Transfers of assets under common control	—	—	(89)	—	(1)	79	(11)
Non-cash adjustments for change in tax basis	—	—	18	—	—	—	18
Stock-based compensation	—	—	1	—	—	—	1
Common stock dividends and distributions to CEG unit holders	—	—	—	(51)	—	(36)	(87)
Other	—	—	—	—	—	(1)	(1)
Balances at March 31, 2025	—	1	1,735	207	—	3,477	5,420
Net income (loss)	—	—	—	33	—	(8)	25
Unrealized loss on derivatives and changes in accumulated OCI, net of tax	—	—	—	—	(4)	(9)	(13)
Contributions from CEG, net of distributions, cash	—	—	—	—	—	46	46
Contributions from noncontrolling interests, net of distributions, cash	—	—	—	—	—	238	238
Pro-rata distributions to CEG, cash	—	—	—	—	—	(7)	(7)
Transfers of assets under common control	—	—	(93)	—	(6)	(8)	(107)
Non-cash adjustments for change in tax basis	—	—	27	—	—	—	27
Stock-based compensation	—	—	1	—	—	—	1
Common stock dividends and distributions to CEG unit holders	—	—	—	(51)	—	(38)	(89)
Other	—	—	—	(1)	—	2	1
Balances at June 30, 2025	$—	$1	$1,670	$188	$(10)	$3,693	$5,542

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
For the Six Months Ended June 30, 2024
(Unaudited)

(In millions)	Preferred Stock	Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income	Noncontrolling Interest	Total Stockholders’ Equity
Balances at December 31, 2023	$—	$1	$1,732	$361	$7	$2,893	$4,994
Net loss	—	—	—	(2)	—	(45)	(47)
Unrealized (loss) gain on derivatives and changes in accumulated OCI, net of tax	—	—	—	—	(2)	1	(1)
Distributions to CEG, net of contributions, cash	—	—	—	—	—	(1)	(1)
Contributions from noncontrolling interests, net of distributions, cash	—	—	—	—	—	215	215
Transfers of assets under common control	—	—	2	—	—	(42)	(40)
Non-cash adjustments for change in tax basis	—	—	6	—	—	—	6
Stock based compensation	—	—	1	—	—	—	1
Common stock dividends and distributions to CEG unit holders	—	—	—	(47)	—	(34)	(81)
Balances at March 31, 2024	—	1	1,741	311	5	2,987	5,045
Net income (loss)	—	—	—	51	—	(51)	—
Unrealized gain on derivatives and changes in accumulated OCI, net of tax	—	—	—	—	—	1	1
Contributions from CEG, net of distributions, cash	—	—	—	—	—	222	222
Contributions from noncontrolling interest, net of distributions, cash	—	—	—	—	—	988	988
Distributions to noncontrolling interests, net of contributions, non-cash	—	—	—	—	—	(1)	(1)
Transfers of assets under common control	—	—	5	—	—	(549)	(544)
Non-cash adjustment for change in tax basis	—	—	85	—	—	—	85
Stock based compensation	—	—	(1)	—	—	—	(1)
Common stock dividends and distributions to CEG unit holders	—	—	—	(48)	—	(35)	(83)
Other	—	—	—	—	—	(1)	(1)
Balances at June 30, 2024	$—	$1	$1,830	$314	$5	$3,561	$5,711

Appendix Table A-1: Three Months Ended June 30, 2025, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Flexible Generation	Renewables & Storage	Corporate	Total
Net Income (Loss)	$(11)	$63	$(40)	$12
Plus:
Income Tax Expense	—	—	5	5
Interest Expense, net	8	44	23	75
Depreciation, Amortization, and ARO	28	135	—	163
Contract Amortization	4	41	—	45
Mark to Market (MtM) (Gain)/Loss on economic hedges	20	(7)	—	13
Transaction and integration costs	—	—	2	2
Other non-recurring	—	13	—	13
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	3	11	—	14
Non-Cash Equity Compensation	—	—	1	1
Adjusted EBITDA	$52	$300	$(9)	$343

Appendix Table A-2: Three Months Ended June 30, 2024, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Flexible Generation	Renewables & Storage	Corporate	Total
Net Income (Loss)	$9	$38	$(43)	$4
Plus:
Income Tax Expense	—	—	10	10
Interest Expense, net	7	49	21	77
Depreciation, Amortization, and ARO	27	126	—	153
Contract Amortization	4	42	—	46
Loss on Debt Extinguishment	—	2	—	2
Mark to Market (MtM) (Gain)/Loss on economic hedges	6	37	—	43
Transaction and integration costs	—	—	3	3
Other non-recurring	1	—	—	1
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	3	12	—	15
Non-Cash Equity Compensation	—	—	(1)	(1)
Adjusted EBITDA	$57	$306	$(10)	$353

Appendix Table A-3: Six Months Ended June 30, 2025, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Flexible Generation	Renewables & Storage	Corporate	Total
Net Income (Loss)	$(9)	$(7)	$(76)	$(92)
Plus:
Income Tax Expense	—	—	5	5
Interest Expense, net	16	123	45	184
Depreciation, Amortization, and ARO	56	270	—	326
Contract Amortization	9	80	—	89
Mark to Market (MtM) (Gain)/Loss on economic hedges	18	6	—	24
Transaction and Integration costs	—	—	5	5
Other Non-recurring	—	28	—	28
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	6	19	—	25
Non-Cash Equity Compensation	—	—	1	1
Adjusted EBITDA	$96	$519	$(20)	$595

Appendix Table A-4: Six Months Ended June 30, 2024, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Flexible Generation	Renewables & Storage	Corporate	Total
Net Income (Loss)	$25	$(6)	$(61)	$(42)
Plus:
Income Tax Benefit	—	—	(3)	(3)
Interest Expense, net	13	63	41	117
Depreciation, Amortization, and ARO	59	248	—	307
Contract Amortization	9	83	—	92
Loss on Debt Extinguishment	—	3	—	3
Mark to Market (MtM) (Gain)/Loss on economic hedges	(5)	72	—	67
Transaction and Integration costs	—	—	4	4
Other Non-recurring	1	(1)	—	—
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	6	13	—	19
Adjusted EBITDA	$108	$475	$(19)	$564

Appendix Table A-5: Cash Available for Distribution Reconciliation
The following table summarizes the calculation of Cash Available for Distribution and provides a reconciliation to Cash from Operating Activities:

	Three Months Ended		Six Months Ended
($ in millions)	6/30/25	6/30/24	6/30/25	6/30/24
Adjusted EBITDA	$343	$353	$595	$564
Cash interest paid	(72)	(66)	(171)	(156)
Changes in prepaid and accrued liabilities for tolling agreements	(6)	(6)	(16)	(16)
Adjustments to reflect sale-type leases and payments for lease expenses	1	2	3	5
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(23)	(22)	(38)	(39)
Distributions from unconsolidated affiliates	5	6	13	15
Changes in working capital and other	(57)	(71)	(100)	(96)
Cash from Operating Activities	191	196	286	277
Changes in working capital and other	57	71	100	96
Return of investment from unconsolidated affiliates[3]	4	3	10	7
Net contributions (to)/from non-controlling interest[4]	(21)	(24)	(34)	(29)
Cash receipts from notes receivable	2	—	3	—
Maintenance capital expenditures	(8)	(2)	(9)	(4)
Principal amortization of indebtedness[5]	(81)	(67)	(139)	(118)
Cash Available for Distribution before Adjustments	144	177	217	229
2024 Net impact of drop downs from timing of construction debt service	8	10	12	10
Cash Available for Distribution	$152	$187	$229	$239

3 2024 excludes $28 million related to Rosamond Central BESS return of capital at substantial completion funding
4 2025 excludes $369 million of net contributions related to Rosamond South I, Pine Forest and Dan’s Mountain; 2024 excludes $1,230 million of contributions related to the funding of Texas Solar Nova 2, Rosamond Central Battery Storage, Victory Pass, Arica and Cedar Creek
5 2025 excludes $247 million for the repayment of construction bridge loans in connection with Pine Forest, Rosie South I, Luna Valley and Dan’s Mountain and $112 million for the refinancing of Buckthorn solar; 2024 excludes $2,545 million for the repayment of bridge loans in connection with Texas Solar Nova 2, Victory Pass, Arica and Cedar Creek and $137 million for the repayment of balloon at NIMH Solar

Appendix Table A-6: Six Months Ended June 30, 2025, Sources and Uses of Liquidity
The following table summarizes the sources and uses of liquidity in 2025:

Six Months Ended
($ in millions)	6/30/25
Sources:
Contributions from noncontrolling interests, net of distributions	$380
Proceeds from issuance of long-term debt	362
Net cash provided by operating activities	286
Proceeds from the revolving credit facility	112
Return of investments from unconsolidated affiliates	10

Uses:
Payments for long-term debt	$(498)
Acquisitions	(211)
Payments of dividends and distributions	(176)
Capital expenditures	(132)
Acquisition of Drop Down Assets, net of cash acquired	(77)
Other net cash outflows	(3)

Change in total cash, cash equivalents and restricted cash	$53

Appendix Table A-7: Adjusted EBITDA and Cash Available for Distribution Guidance

($ in millions)	Prior 2025 Full Year Guidance Range	2025 Full Year Guidance Range
Net Income	(40) - 0	(32) - 8
Income Tax Expense	(4)	(4)
Interest Expense, net	335	339
Depreciation, Amortization, and ARO Expense	840	848
Adjustment to reflect CWEN share of Adjusted EBITDA in unconsolidated affiliates	61	61
Non-Cash Equity Compensation	3	3
Adjusted EBITDA	1,195 - 1,235	1,200 - 1,235
Cash interest paid	(314)	(314)
Changes in prepaid and accrued liabilities for tolling agreements	(4)	(4)
Adjustments to reflect sale-type leases and payments for lease expenses	6	6
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(83)	(83)
Cash distributions from unconsolidated affiliates[6]	46	46
Income Tax Payments	(2)	(2)
Cash from Operating Activities	844 - 884	860 - 900
Net distributions to non-controlling interest[7]	(119)	(119)
Cash receipts from notes receivable	3	3
Maintenance capital expenditures	(24)	(24)
Principal amortization of indebtedness[8]	(304)	(304)
Cash Available for Distribution	400 - 440	405 - 440

6 Distribution from unconsolidated affiliates can be classified as Return of Investment on Unconsolidated Affiliates when actuals are reported. This is below cash from operating activities
7 Includes tax equity proceeds and distributions to tax equity partners
8 2025 excludes maturities assumed to be refinanced

Non-GAAP Financial Information

EBITDA and Adjusted EBITDA

EBITDA, Adjusted EBITDA, and Cash Available for Distribution (CAFD) are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of non-GAAP financial measures should not be construed as an inference that Clearway Energy’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because Clearway Energy considers it an important supplemental measure of its performance and believes debt and equity holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:
•EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;
•EBITDA does not reflect changes in, or cash requirements for, working capital needs;
•EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and
•Other companies in this industry may calculate EBITDA differently than Clearway Energy does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of Clearway Energy’s business. Clearway Energy compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. Adjusted EBITDA represents EBITDA adjusted for mark-to-market gains or losses, non-cash equity compensation expense, asset write offs and impairments; and factors which we do not consider indicative of future operating performance such as transition and integration related costs. The reader is encouraged to evaluate each adjustment and the reasons Clearway Energy considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future Clearway Energy may incur expenses similar to the adjustments in this news release.

Management believes Adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. This measure is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired.

Additionally, Management believes that investors commonly adjust EBITDA information to eliminate the effect of restructuring and other expenses, which vary widely from company to company and impair comparability. As we define it, Adjusted EBITDA represents EBITDA adjusted for the effects of impairment losses, gains or losses on sales, non-cash equity compensation expense, dispositions or retirements of assets, any mark-to-market gains or losses from accounting for derivatives, adjustments to exclude gains or losses on the repurchase, modification or extinguishment of debt, and any extraordinary, unusual or non-recurring items plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments. We adjust for these items in our Adjusted EBITDA as our management believes that these items would distort their ability to efficiently view and assess our core operating trends.

In summary, our management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations, and in communications with our Board of Directors, shareholders, creditors, analysts and investors concerning our financial performance.

Cash Available for Distribution

A non-GAAP measure, Cash Available for Distribution is defined as of June 30, 2025 as Adjusted EBITDA plus cash distributions/return of investment from unconsolidated affiliates, cash receipts from notes receivable, cash distributions from noncontrolling interests, adjustments to reflect sales-type lease cash payments and payments for lease expenses, less cash distributions to noncontrolling interests, maintenance capital expenditures, pro-rata Adjusted EBITDA from unconsolidated affiliates, cash interest paid, income taxes paid, principal amortization of indebtedness, changes in prepaid and accrued capacity payments, and adjusted for development expenses. Management believes CAFD is a relevant supplemental measure of the Company’s ability to earn and distribute cash returns to investors.

We believe CAFD is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of our ability to make quarterly distributions. In addition, CAFD is used by our management team for determining future acquisitions and managing our growth. The GAAP measure most directly comparable to CAFD is cash provided by operating activities.

However, CAFD has limitations as an analytical tool because it does not include changes in operating assets and liabilities and excludes the effect of certain other cash flow items, all of which could have a material effect on our financial condition and results from operations. CAFD is a non-GAAP measure and should not be considered an alternative to cash provided by operating activities or any other performance or liquidity measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs. In addition, our calculations of CAFD are not necessarily comparable to CAFD as calculated by other companies. Investors should not rely on these measures as a substitute for any GAAP measure, including cash provided by operating activities.